EXHIBIT 99.1

Grayscale Investments® Announces Record Date and Ex-Distribution Date for Grayscale Ethereum Trust (Ticker: ETHE) Shareholders

Stamford, Conn., July 8, 2024 (GLOBE NEWSWIRE)– Grayscale Investments®, the world’s largest crypto asset manager*, offering more than 20 crypto investment products, today announced that it has set a record date of July 18, 2024 (the “Record Date”) for the initial creation and distribution of shares of Grayscale Ethereum Mini Trust (the “ETH Trust”) to shareholders of Grayscale Ethereum Trust (Ticker: ETHE) (“ETHE”) (referred to as the “Initial Distribution”). Grayscale intends to list the ETH Trust on NYSE Arca, subject to required regulatory approvals, under the ticker symbol “ETH.”

As part of the contemplated Initial Distribution, each holder of shares (the “ETHE Shares”) of ETHE as of 4:00 PM ET on the Record Date will be entitled to receive shares (the “ETH Shares”) of the ETH Trust, a Delaware statutory trust sponsored by Grayscale, as described in a preliminary information statement on Schedule 14C, initially filed with the Securities and Exchange Commission on April 23, 2024 and most recently amended on July 8, 2024 (the “Preliminary Information Statement”). ETHE will also file a definitive information statement on Schedule 14C with the Securities and Exchange Commission on or after the Record Date.

In the Initial Distribution, ETHE will contribute 10% of the Ether that it holds as of 4:00 PM ET on the Record Date to the ETH Trust, and each holder of ETHE Shares as of 4:00 PM ET on the Record Date will be entitled to receive ETH Shares pro rata based on a 1:1 ratio, such that for each one (1) ETHE Share held by an ETHE shareholder as of 4:00 PM ET on the Record Date, such ETHE shareholder will be entitled to receive one (1) ETH Share on the Distribution Date, as described below and in the Preliminary Information Statement. ETHE shareholders will not need to pay any consideration, exchange or surrender existing ETHE Shares, or take any other action to receive ETH Shares.

Record Date	July 18, 2024
Ratio of ETHE Shares: ETH Shares	1:1
% of ETHE contributed to the ETH Trust	10%
Distribution Date	Subject to conditions stated below

Importantly, both the launch of the ETH Trust and the Initial Distribution of ETH Shares to ETHE shareholders are subject to regulatory review and customary conditions. The “Distribution Date” will be the first date following the Record Date on which the conditions to the Initial Distribution have been satisfied, including (i) the filing and effectiveness of the ETH Trust’s registration statement on Form 8-A to register the ETH Shares under the Exchange Act, (ii) the effectiveness of the ETH Trust’s registration statement on Form S-1 (Registration No. 333-278878) under the Securities Act, and (iii) the ETH Shares having been approved for listing on NYSE Arca. The Distribution Date will be no sooner than July 19, 2024, and, as a result of such conditions not having been satisfied as of the date hereof, no assurance can be given that the Initial Distribution will occur on Grayscale’s anticipated timeline, or at all.

Subject to the limitations and qualifications set forth in the Preliminary Information Statement filed by ETHE (including with respect to the qualification of both ETHE and the ETH Trust as grantor trusts for U.S. federal income tax purposes and the proper allocation of existing tax basis between ETHE Shares and ETH Shares), it is expected that neither ETHE nor any beneficial owner of ETHE Shares will recognize any gain or loss for U.S. federal income tax purposes as a result of the Initial Distribution. Accordingly, it is expected that neither ETHE’s contribution of Ether to the ETH Trust nor ETHE’s distribution of shares in the ETH Trust to ETHE shareholders as of 4:00 PM ET on the Record Date will be reported to any beneficial owner of ETHE Shares (or to any intermediary holding ETHE Shares) as giving rise to income, gain, loss, deduction, credit or proceeds.

From and after July 18, 2024 (the “Ex-Distribution Date”), ETHE Shares will trade without the right to receive ETH Shares in the Initial Distribution. There is not expected to be a “when-issued” market for the ETH Shares prior to the Distribution Date. Following the Initial Distribution, ETHE shareholders as of 4:00 PM ET on July 18, 2024 will automatically see both ETHE Shares and ETH Shares in their portfolios or investment accounts on the Distribution Date.

The Grayscale team will communicate additional updates, as applicable, including the anticipated Distribution Date, any material updates regarding pending regulatory approval and customary conditions, and the announcement of Grayscale Ethereum Trust’s and Grayscale Ethereum Mini Trust’s first day of trading on NYSE Arca.

*By AUM as of 6/28/2024

NO OFFER OR SOLICITATION

This communication is for informational purposes, solely in your capacity as a shareholder of ETHE, and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No shareholder approval of the Initial Distribution is required by applicable law, and we are not seeking ETHE shareholder approval.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein may be statements of future expectations and other forward-looking statements that are based on Grayscale’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statements. Grayscale assumes no obligation to update any forward-looking statements contained herein and you should not place undue reliance on such statements, which speak only as of the date hereof. Although Grayscale has taken reasonable care to ensure that the information contained herein is accurate, no representation or warranty (including liability towards third parties), expressed or implied, is made by Grayscale as to its accuracy, reliability, or completeness. You should not make any investment decisions based on these forward-looking statements. No assurance can be given that the Initial Distribution will occur on Grayscale’s anticipated timeline, or at all.

IMPORTANCE OF OBTAINING PROFESSIONAL TAX ADVICE

This communication is not intended as, and does not constitute, tax advice. As further discussed in the section of the Preliminary Information Statement filed by ETHE entitled “Material U.S. Federal Income Tax Consequences of the Initial Distribution,” the U.S. federal income tax consequences of the Initial Distribution are complex, subject to uncertainty in certain respects and may be affected by circumstances specific to a beneficial owner of ETHE Shares. Any beneficial owner of ETHE Shares who receives ETH Shares in the Initial Distribution, and any intermediary holding ETHE Shares or ETH Shares, should consult their own tax advisor regarding the U.S. federal income tax consequences of the Initial Distribution, including the proper allocation of existing tax basis between ETHE Shares and ETH Shares. Please refer to the Preliminary Information Statement filed by ETHE for more information, including other U.S. federal income tax considerations relating to the Initial Distribution and ownership of the ETH Shares.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

A definitive information statement on Schedule 14C will be furnished to ETHE shareholders on or after the Record Date for the purpose of informing ETHE shareholders of the Initial Distribution, in substantial compliance with Regulation 14C of the Exchange Act. The information statement will describe the Grayscale Ethereum Mini Trust, risks of owning shares of the Grayscale Ethereum Mini Trust and other details regarding the Initial Distribution, and will be made available on our website at www.grayscale.com/documents#regulatoryfilings. ETHE shareholders will not need to pay any consideration, exchange or surrender existing ETHE Shares, or take any other action to receive shares of the Grayscale Ethereum Mini Trust in connection with the Initial Distribution.

ETHE is not a fund registered under the Investment Company Act of 1940 and is not subject to regulation under the Investment Company Act of 1940, unlike most mutual funds or ETFs.

Grayscale Ethereum Trust and Grayscale Ethereum Mini Trust Risk Disclosures:

An investment in the Grayscale Ethereum Trust or Grayscale Ethereum Mini Trust may be deemed speculative and is not intended as a complete investment program. An investment in ETHE or the Grayscale Ethereum Mini Trust should be considered by persons financially able to maintain their investment and who can bear the risk of total loss associated with an investment in ETHE or the Grayscale Ethereum Mini Trust. Extreme volatility of trading prices that many digital assets, including Ether, have experienced in recent periods and may continue to experience, could have a material adverse effect on the value of ETHE and the Grayscale Ethereum Mini Trust and the shares of each trust could lose all or substantially all of their value. Digital assets represent a new and rapidly evolving industry. The value of ETHE and the Grayscale Ethereum Mini Trust depends on the acceptance of the digital assets, the capabilities and development of blockchain technologies and the fundamental investment characteristics of the digital asset. Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset. Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets. The value of ETHE and the Grayscale Ethereum Mini Trust relate directly to the value of the underlying digital asset, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

A registration statement related to Grayscale Ethereum Mini Trust has been filed with the SEC but has not yet become effective. An investment in the Grayscale Ethereum Mini Trust cannot be made, nor money accepted, until the registration statement is effective. An investor should consider the investment objectives, risks, and charges and expenses of the Grayscale Ethereum

Mini Trust carefully before investing. A preliminary prospectus which contains information about Grayscale Ethereum Mini Trust may be obtained by emailing info@grayscale.com. The information in the preliminary prospectus is not complete and may be changed. The final prospectus should be read carefully before investing, and when available may be obtained from the same source. This communication is not an offer to sell shares and is not soliciting an offer to buy shares in any state where the offer or sale is not permitted.

Grayscale Investments, LLC is the Sponsor of Grayscale Ethereum Trust and Grayscale Ethereum Mini Trust.

About Grayscale Investments®

Grayscale enables investors to access the digital economy through a family of regulated and future-forward investment products. Founded in 2013, Grayscale has a proven track record and deep expertise as the world’s largest crypto asset manager. Investors, advisors, and allocators turn to Grayscale for single-asset, diversified, and thematic exposure. Certain Grayscale products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC) and certain products are managed by Grayscale Advisors, LLC.

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